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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities and Exchange
Act of 1934


Date of Report (Date of earliest event reported):  October 19,
1999


            FIRST COMMONWEALTH FINANCIAL CORPORATION
     (Exact Name of registrant as specified in its charter)


   PENNSYLVANIA               0-11242               25-1428528
(State or other          (Commission File         (IRS Employer
 jurisdiction of              Number)         Identification No.)
 incorporation)


     22 N. Sixth Street, Indiana, PA                   15701
(Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code (724) 349-7220
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Item 5.  OTHER EVENTS


On October 19, 1999 the registrant's Board of Directors approved a 2-for-1 stock split effected in the form of a 100% stock dividend. Shareholders of record at the close of business November 4, 1999 will receive one additional share for each share held. The additional shares will be distributed on November 18, 1999. Pursuant to the foregoing stock split an additional 31,262,706 common shares will be issued, and the sum of $31,262,706 ($1 per share) will be transferred to the registrant's common stock account, and such amount will be charged against the Corporation's retained earnings account. As of November 2, 1999, before restatement, the number of common shares issued were 31,262,706 and shares outstanding were 29,117,916.

In a separate motion, the registrant's Board of Directors approved an increase in the discount on reinvestment purchases in the Corporation's Dividend Reinvestment Plan from 5% to 10%.
This discount on fair market price is offered on shares purchased with reinvested dividends.

Dated:  November 2, 1999



                         FIRST COMMONWEALTH FINANCIAL CORPORATION


                         By: /S/JOHN J. DOLAN
                             John J. Dolan
                             Executive Vice President and
                             Chief Financial Officer